CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Floating Rate Senior Notes due 2022	$2,000,000,000	$231,800.00
Fixed/Floating Rate Senior Notes due 2028	$3,000,000,000	$347,700.00
Fixed/Floating Rate Senior Notes due 2038	$2,000,000,000	$231,800.00

PROSPECTUS Dated February 16, 2016 PROSPECTUS SUPPLEMENT Dated January 11, 2017	Pricing Supplement No. 1,693 to Registration Statement No. 333-200365 Dated July 19, 2017 Rule 424(b)(2)

GLOBAL MEDIUM-TERM NOTES, SERIES I

Floating Rate Senior Notes Due 2022
Fixed/Floating Rate Senior Notes Due 2028
Fixed/Floating Rate Senior Notes Due 2038

We, Morgan Stanley, are offering the notes described below on a global basis.  We may redeem the Global Medium-Term Notes, Series I, Floating Rate Senior Notes Due 2022 (the “floating rate notes due 2022”), in whole but not in part, on July 22, 2021, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date, in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption,” as supplemented by the provisions below under the heading “Optional Redemption.”  We may redeem some or all of the Global Medium‑Term Notes, Series I, Fixed/Floating Rate Senior Notes Due 2028 (the “fixed/floating rate notes due 2028”) at any time on or after January 22, 2018 and prior to July 22, 2027 in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” as supplemented by the provisions below.  We also may redeem the fixed/floating rate notes due 2028, in whole but not in part, on July 22, 2027, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date, in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption,” as supplemented by the provisions below under the heading “Optional Redemption.”  We may redeem some or all of the Global Medium‑Term Notes, Series I, Fixed/Floating Rate Senior Notes Due 2038 (the “fixed/floating rate notes due 2038” and, together with the floating rate notes due 2022 and the fixed/floating rate notes due 2028, the “notes”) at any time on or after January 22, 2018 and prior to July 22, 2037 in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” as supplemented by the provisions below.  We also may redeem the fixed/floating rate notes due 2038, in whole but not in part, on July 22, 2037, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date, in accordance with the provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption,” as supplemented by the provisions below under the heading “Optional Redemption.”

We will issue the notes only in registered form, which form is further described under “Description of Notes—Forms of Notes” in the accompanying prospectus supplement.

We describe the basic features of the notes in the section of the accompanying prospectus supplement called “Description of Notes.” In addition, we describe the basic features of the floating rate notes due 2022 in the section of the accompanying prospectus called “Description of Debt Securities—Floating Rate Debt Securities,” subject to and as modified by the provisions described below. We describe the basic features of each of the fixed/floating rate notes due 2028 and the fixed/floating rate notes due 2038 during the respective fixed rate period (as defined below) in the section of the accompanying prospectus called “Description of Debt Securities—Fixed Rate Debt Securities” and during the respective floating rate period (as defined below) in the section of the accompanying prospectus called “Description of Debt Securities—Floating Rate Debt Securities,” in each case subject to and as modified by the provisions described below.

With respect to the floating rate notes due 2022, we describe how interest is calculated, accrued and paid, including the adjustment of scheduled interest payment dates for business days (except at maturity), under “Description of Debt Securities—Floating Rate Debt Securities” in the accompanying prospectus.  With respect to each of the fixed/floating rate notes due 2028 and the fixed/floating rate notes due 2038, we describe how interest is calculated, accrued and paid during the respective fixed rate period, including where a scheduled interest payment date is not a business day (the following unadjusted business day convention), under “Description of Debt Securities—Fixed Rate Debt Securities” in the accompanying prospectus. With respect to each of the fixed/floating rate notes due 2028 and the fixed/floating rate notes due 2038, we describe how interest is calculated, accrued and paid during the respective floating rate period, including the adjustment of scheduled interest payment dates for business days (except at maturity), under “Description of Debt Securities—Floating Rate Debt Securities” in the accompanying prospectus.

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement and prospectus, as applicable.

Investing in the notes involves risks. See “Risk Factors” on page PS-5.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement or prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

MORGAN STANLEY
MUFG

Floating Rate Notes Due 2022

Principal Amount:	$2,000,000,000
Maturity Date:	July 22, 2022
Settlement Date
(Original Issue Date):	July 24, 2017 (T+3)
Interest Accrual Date:	July 24, 2017
Issue Price:	100.00%
Specified Currency:	U.S. dollars
Redemption Percentage at Maturity:	100%
Base Rate:	LIBOR
Spread (Plus or Minus):	Plus 0.93%
Index Maturity:	Three months
Index Currency:	U.S. dollars
Initial Interest Rate:	The Base Rate plus 0.93% (to be determined by the Calculation Agent on the second London banking day prior to the Original Issue Date)
Interest Payment Period:	Quarterly
Interest Payment Dates:	Each January 22, April 22, July 22 and October 22, commencing October 22, 2017
Interest Reset Period:	Quarterly
Interest Reset Dates:	Each Interest Payment Date
Interest Determination Dates:	The second London banking day prior to each Interest Reset Date
Reporting Service:	Reuters (Page LIBOR01)
Business Day:	New York
Calculation Agent:	The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Minimum Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
CUSIP:	61744Y AJ7
ISIN:	US61744YAJ73
Other Provisions:	See “Optional Redemption” below.

Fixed/Floating Rate Notes Due 2028

Principal Amount:	$3,000,000,000
Maturity Date:	July 22, 2028
Settlement Date
(Original Issue Date):	July 24, 2017 (T+3)
Interest Accrual Date:	July 24, 2017
Issue Price:	100.00%
Specified Currency:	U.S. dollars
Redemption Percentage at Maturity:	100%
Fixed Rate Period:	The period from and including the Settlement Date to but excluding July 22, 2027
Floating Rate Period:	The period from and including July 22, 2027 to but excluding the Maturity Date
Interest Rate:
During the Fixed Rate Period, 3.591% per annum (calculated on a 30/360 day count basis); during the Floating Rate Period, the Base Rate plus 1.340% (to be determined by the Calculation Agent on the second London banking day prior to each Interest Reset Date, calculated on an Actual/360 day count basis)

Base Rate:	LIBOR
Spread (Plus or Minus):	Plus 1.340%
Index Maturity:	Three months
Index Currency:	U.S. dollars
Interest Reset Period:	Quarterly
Interest Reset Dates:	Each Interest Payment Date commencing July 22, 2027, provided that the July 22, 2027 Interest Reset Date shall not be adjusted for a non-Business Day
Interest Determination Dates:	The second London banking day prior to each Interest Reset Date
Reporting Service:	Reuters (Page LIBOR01)
Calculation Agent:	The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Interest Payment Periods:	During the Fixed Rate Period, semiannual; during the Floating Rate Period, quarterly
Interest Payment Dates:
With respect to the Fixed Rate Period, each January 22 and July 22, commencing January 22, 2018 to and including July 22, 2027; with respect to the Floating Rate Period, each January 22, April 22, July 22 and October 22, commencing October 22, 2027 to and including the Maturity Date

Business Day:	New York
Minimum Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
CUSIP:	61744Y AK4
ISIN:	US61744YAK47
Other Provisions:
Optional make-whole redemption on or after January 22, 2018 and prior to July 22, 2027 as described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” provided that, for purposes of the fixed/floating rate notes due 2028, (A) the make-whole redemption price shall be equal to the greater of: (i) 100% of the principal amount of such notes to be redeemed and  (ii) the sum of (a) the present value of the payment of principal on such notes to be redeemed and (b) the present values of the scheduled payments of interest on such notes to be redeemed that would have been payable from the date of redemption to July 22, 2027 (not including any portion of such payments of interest accrued to the date of redemption), each discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, as calculated by the premium calculation agent; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date and (B) “comparable treasury issue” means the U.S. Treasury security selected by the premium calculation agent as having a maturity comparable to the remaining term of the notes to be redeemed as if the notes matured on July 22, 2027 (“remaining life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life.

See also “Optional Redemption” below.

Fixed/Floating Rate Notes Due 2038

Principal Amount:	$2,000,000,000
Maturity Date:	July 22, 2038
Settlement Date
(Original Issue Date):	July 24, 2017 (T+3)
Interest Accrual Date:	July 24, 2017
Issue Price:	100.00%
Specified Currency:	U.S. dollars
Redemption Percentage
at Maturity:	100%
Fixed Rate Period:	The period from and including the Settlement Date to but excluding July 22, 2037
Floating Rate Period:	The period from and including July 22, 2037 to but excluding the Maturity Date
Interest Rate:
During the Fixed Rate Period, 3.971% per annum (calculated on a 30/360 day count basis); during the Floating Rate Period, the Base Rate plus 1.455% (to be determined by the Calculation Agent on the second London banking day prior to each Interest Reset Date, calculated on an Actual/360 day count basis)

Base Rate:	LIBOR
Spread (Plus or Minus):	Plus 1.455%
Index Maturity:	Three months
Index Currency:	U.S. dollars
Interest Reset Period:	Quarterly
Interest Reset Dates:	Each Interest Payment Date commencing July 22, 2037, provided that the July 22, 2037 Interest Reset Date shall not be adjusted for a non-Business Day
Interest Determination Dates:	The second London banking day prior to each Interest Reset Date
Reporting Service:	Reuters (Page LIBOR01)
Calculation Agent:	The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank))
Interest Payment Periods:	During the Fixed Rate Period, semiannual; during the Floating Rate Period, quarterly
Interest Payment Dates:
With respect to the Fixed Rate Period, each January 22 and July 22, commencing January 22, 2018 to and including July 22, 2037; with respect to the Floating Rate Period, each January 22, April 22, July 22 and October 22, commencing October 22, 2037 to and including the Maturity Date

Business Day:	New York
Minimum Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
CUSIP:	61744Y AL2
ISIN:	US61744YAL20
Other Provisions:
Optional make-whole redemption on or after January 22, 2018 and prior to July 22, 2037 as described in the accompanying prospectus under the heading “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Optional Make-whole Redemption of Debt Securities,” provided that, for purposes of the fixed/floating rate notes due 2038, (A) the make-whole redemption price shall be equal to the greater of: (i) 100% of the principal amount of such notes to be redeemed and (ii) the sum of (a) the present value of the payment of principal on such notes to be redeemed and (b) the present values of the scheduled payments of interest on such notes to be redeemed that would have been payable from the date of redemption to July 22, 2037 (not including any portion of such payments of interest accrued to the date of redemption), each discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points, as calculated by the premium calculation agent; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date and (B) “comparable treasury issue” means the U.S. Treasury security selected by the premium calculation agent as having a maturity comparable to the remaining term of the notes to be redeemed as if the notes matured on July 22, 2037 (“remaining life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life.

See also “Optional Redemption” below.

Risk Factors

For a discussion of the risk factors affecting Morgan Stanley and its business, including market risk, credit risk, operational risk, liquidity and funding risk, legal, regulatory and compliance risk, risk management, competitive environment, international risk and acquisition, divestiture and joint venture risk, among others, see “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and our current and periodic reports filed pursuant to the Securities Exchange Act of 1934 (file number 001-11758) that are incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus.

This section describes certain selected risk factors relating to the notes.  Please see “Risk Factors” in the accompanying prospectus for a complete list of risk factors relating to the notes.

The notes have early redemption risk. We retain the option to redeem the floating rate notes due 2022, in whole but not in part, on July 22, 2021, the fixed/floating rate notes due 2028, in whole but not in part, on July 22, 2027, and the fixed/floating rate notes due 2038, in whole but not in part, on July 22, 2037, in each case on at least 10 but not more than 60 days’ prior notice.  It is more likely that we will redeem the floating rate notes due 2022, the fixed/floating rate notes due 2028 or the fixed/floating rate notes due 2038 prior to the respective stated maturity date to the extent that the interest payable on such notes is greater than the interest that would be payable on other instruments of ours of a comparable maturity, of comparable terms and of a comparable credit rating trading in the market.  If the notes are redeemed prior to their respective stated maturity dates, you may have to re-invest the proceeds in a lower interest rate environment.

Optional Redemption

We may, at our option, redeem the floating rate notes due 2022, in whole but not in part, on July 22, 2021, on at least 10 but not more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the floating rate notes due 2022 to but excluding the redemption date.

In addition to the optional make-whole redemption discussed above under “—Other Provisions,” we may, at our option, redeem the fixed/floating rate notes due 2028, in whole but not in part, on July 22, 2027, on at least 10 but not more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the fixed/floating rate notes due 2028 to but excluding the redemption date.

In addition to the optional make-whole redemption discussed above under “—Other Provisions,” we may, at our option, redeem the fixed/floating rate notes due 2038, in whole but not in part, on July 22, 2037, on at least 10 but not more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest on the fixed/floating rate notes due 2038 to but excluding the redemption date.

On or before the respective redemption date, we will deposit with the trustee money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date.  If such money is so deposited, on and after the redemption date interest will cease to accrue on the notes (unless we default in the payment of the redemption price and accrued interest) and such notes will cease to be outstanding.

For information regarding notices of redemption, see “Description of Debt Securities—Redemption and Repurchase of Debt Securities—Notice of Redemption” in the accompanying prospectus.

The notes do not contain any provisions affording the holders the right to require us to purchase the notes after the occurrence of any change in control event affecting us.

United States Federal Taxation

Tax Considerations for the Floating Rate Notes Due 2022

In the opinion of our counsel, Davis Polk & Wardwell LLP, the Floating Rate Notes Due 2022 will be treated as “variable rate debt instruments” for U.S. federal tax purposes. See the discussion in the section of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders―Notes―Floating Rate Notes―General” for further information about the treatment of the Floating Rate Notes Due 2022.

Tax Considerations for the Fixed/Floating Rate Notes Due 2028

In the opinion of our counsel, Davis Polk & Wardwell LLP, the Fixed/Floating Rate Notes Due 2028 will be treated as “variable rate debt instruments” for U.S. federal tax purposes. The Fixed/Floating Rate Notes Due 2028 will be treated as providing for a single fixed rate followed by a single qualified floating rate (“QFR”), as described in the sections of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders―Notes―Floating Rate Notes―General” and “―Floating Rate Notes that Provide for Multiple Rates.” Under applicable Treasury Regulations, in order to determine the amount of qualified stated interest (“QSI”) and original issue discount (“OID”) in respect of the Fixed/Floating Rate Notes Due 2028, an equivalent fixed rate debt instrument must be constructed for the entire term of the Fixed/Floating Rate Notes Due 2028. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of the Fixed/Floating Rate Notes Due 2028, and (ii) second,each QFR (including the QFR determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that QFR as of the issue date of the Fixed/Floating Rate Notes Due 2028). Under Treasury Regulations applicable to certain options arising under the terms of a debt instrument, we will be deemed to exercise our optional redemption right if doing so would reduce the yield on the equivalent fixed rate debt instrument. Accordingly, if, as of the issue date, redeeming the Fixed/Floating Rate Notes Due 2028 on July 22, 2027 would reduce the yield of the equivalent fixed rate debt instrument, the Fixed/Floating Rate Notes Due 2028 will be treated as fixed rate debt instruments with a term of 10 years (the 10-year instrument”). Under those circumstances, if the Fixed/Floating Rate Notes Due 2028 are not actually redeemed by us on July 22, 2027, solely for purposes of the OID rules, they will be deemed retired for their principal amount and reissued, and will thereafter be treated as floating rate debt instruments with a term of one year (the “1-year instrument”). The 10-year instrument would be treated as issued without OID, and all payments of interest thereon would be treated as QSI. Interest on the 1-year instrument should generally be taken into account when received or accrued, according to your method of tax accounting, but it is possible that the 1-year instrument could be subject to the rules described under “United States Federal Taxation―Tax Consequences to U.S. Holders―Short-Term Notes” in the accompanying prospectus supplement.

If, as of the issue date, redeeming the Fixed/Floating Rate Notes Due 2028 on July 22, 2027 would not reduce the yield on the equivalent fixed rate debt instrument, the rules under “United States Federal Taxation―Tax Consequences to U.S. Holders―Notes―Discount Notes―General” must be applied to the equivalent fixed rate debt instrument to determine the amounts of QSI and OID on the Fixed/Floating Rate Notes Due 2028. Under those circumstances, the Fixed/Floating Rate Notes Due 2028 may be issued with OID.

A U.S. holder is required to include any QSI in income in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. U.S. holders will be required to include any OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest. QSI allocable to an accrual period must be increased (or decreased) by the amount, if any, which the interest actually accrued or paid during an accrual period (including the fixed rate payments made during the initial period) exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

Tax Considerations for the Fixed/Floating Rate Notes Due 2038

In the opinion of our counsel, Davis Polk & Wardwell LLP, the Fixed/Floating Rate Notes Due 2038 will be treated as “variable rate debt instruments” for U.S. federal tax purposes. The Fixed/Floating Rate Notes Due 2038 will be treated as providing for a single fixed rate followed by a single QFR, as described in the sections of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders―Notes―Floating Rate Notes―General” and “―Floating Rate Notes that Provide for Multiple Rates.” Under applicable Treasury Regulations, in order to determine the amount of QSI and OID in respect of the Fixed/Floating Rate Notes Due 2038, an equivalent fixed rate debt instrument must be constructed for the entire term of the Fixed/Floating Rate Notes Due 2038. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of the notes, and (ii) second, each QFR (including the QFR determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that QFR as of the issue date of the Fixed/Floating Rate Notes Due 2038). Under Treasury Regulations applicable to certain options arising under the terms of a debt instrument, we will be deemed to exercise our optional redemption right if doing so would reduce the yield on the equivalent fixed rate debt instrument. Accordingly, if, as of the issue date, redeeming the Fixed/Floating Rate Notes Due 2038 on July 22, 2037 would reduce the yield of the equivalent fixed rate debt instrument, the Fixed/Floating Rate Notes Due 2038 will be treated as fixed rate debt instruments with a term of 20 years (the “20-year instrument”). Under those circumstances, if the Fixed/Floating Rate Notes Due 2038 are not actually redeemed by us on July 22, 2037, solely for purposes of the OID rules, they will be deemed retired for their principal amount and reissued, and will thereafter be treated as floating rate debt instruments with a term of one year (the “1-year instrument”). The 20-year instrument would be treated as issued without OID, and all payments of interest thereon would be treated as QSI. Interest on the 1- year instrument should generally be taken into account when received or accrued, according to your method of tax accounting, but it is possible that the 1-year instrument could be subject to the rules described under

“United States Federal Taxation―Tax Consequences to U.S. Holders―Short-Term Notes” in the accompanying prospectus supplement.

If, as of the issue date, redeeming the Fixed/Floating Rate Notes Due 2038 on July 22, 2037 would not reduce the yield on the equivalent fixed rate debt instrument, the rules under “United States Federal Taxation―Tax Consequences to U.S. Holders―Notes―Discount Notes―General” must be applied to the equivalent fixed rate debt instrument to determine the amounts of QSI and OID on the Fixed/Floating Rate Notes Due 2038. Under those circumstances, the Fixed/Floating Rate Notes Due 2038 may be issued with OID.

A U.S. holder is required to include any QSI in income in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. U.S. holders will be required to include any OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest. QSI allocable to an accrual period must be increased (or decreased) by the amount, if any, which the interest actually accrued or paid during an accrual period (including the fixed rate payments made during the initial period) exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

Both U.S. and non-U.S. holders of the Floating Rate Notes Due 2022, the Fixed/Floating Rate Notes Due 2028 or the Fixed/Floating Rate Notes Due 2038 should read the section of the accompanying prospectus supplement entitled “United States Federal Taxation.”

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax Considerations,” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying prospectus supplement, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the notes.

Supplemental Information Concerning Plan of Distribution; Conflicts of Interest

On July 19, 2017, we agreed to sell to the managers listed below, and they severally agreed to purchase, the principal amounts of notes set forth opposite their respective names below at a net price of 99.65%, plus accrued interest, if any, for the floating rate notes due 2022, at a net price of 99.55%, plus accrued interest, if any, for the fixed/floating rate notes due 2028 and at a net price of 99.125%, plus accrued interest, if any, for the fixed/floating rate notes due 2038, each of which we refer to as the “purchase price” for the respective notes.  The purchase price for the floating rate notes due 2022 equals the stated issue price of 100.00%, plus accrued interest, if any, less a combined management and underwriting commission of 0.35% of the principal amount of the floating rate notes due 2022, the purchase price for the fixed/floating rate notes due 2028 equals the stated issue price of 100.00%, plus accrued interest, if any, less a combined management and underwriting commission of 0.45% of the principal amount of the fixed/floating rate notes due 2028 and the purchase price for the fixed/floating rate notes due 2038 equals the stated issue price of 100.00%, plus accrued interest, if any, less a combined management and underwriting commission of 0.875% of the principal amount of the fixed/floating rate notes due 2038.

Name	Principal Amount of Floating Rate Notes Due 2022	Principal Amount of Fixed/Floating Rate Notes Due 2028	Principal Amount of Fixed/Floating Rate Notes Due 2038

Morgan Stanley & Co. LLC	$1,440,000,000	$2,160,000,000	$1,440,000,000
MUFG Securities Americas Inc.	200,000,000	300,000,000	200,000,000
ABN AMRO Securities (USA) LLC	20,000,000	30,000,000	—
Academy Securities, Inc.	—	30,000,000	—
BMO Capital Markets Corp.	—	30,000,000	—
BNY Mellon Capital Markets, LLC	—	—	20,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	20,000,000	30,000,000	—
Capital One Securities, Inc.	20,000,000	30,000,000	—
CastleOak Securities, L.P.	20,000,000	—	—

Citizens Capital Markets, Inc.	—	—	20,000,000
Commerz Markets LLC	—	—	20,000,000
Commonwealth Bank of Australia	—	—	20,000,000
Danske Markets Inc.	—	—	20,000,000
Desjardins Securities Inc.	20,000,000	—	—
Deutsche Bank Securities Inc.	—	—	20,000,000
Drexel Hamilton, LLC	—	—	20,000,000
Fifth Third Securities, Inc.	20,000,000	30,000,000	—
FTN Financial Securities Corp.	—	—	20,000,000
The Huntington Investment Company	—	—	20,000,000
ING Financial Markets LLC	20,000,000	30,000,000	—
KeyBanc Capital Markets Inc.	20,000,000	30,000,000	—
KKR Capital Markets LLC	—	—	20,000,000
Lloyds Securities Inc.	20,000,000	30,000,000	—
MFR Securities, Inc.	20,000,000	—	—
National Bank of Canada Financial Inc.	20,000,000	—	—
Natixis Securities Americas LLC	—	—	20,000,000
Nykredit Bank A/S	—	—	20,000,000
PNC Capital Markets LLC	20,000,000	30,000,000	—
Samuel A. Ramirez & Company, Inc.	—	—	20,000,000
RBC Capital Markets, LLC	—	—	20,000,000
RBS Securities Inc.	20,000,000	30,000,000	—
Regions Securities LLC	—	—	20,000,000
Santander Investment Securities Inc.	20,000,000	30,000,000	—
Scotia Capital (USA) Inc.	—	30,000,000	—
R. Seelaus & Co., Inc.	—	30,000,000	—
SG Americas Securities LLC	20,000,000	30,000,000	—
Standard Chartered Bank	—	—	20,000,000
SunTrust Robinson Humphrey, Inc.	—	—	20,000,000
TD Securities (USA) LLC	—	—	20,000,000
UniCredit Capital Markets LLC	20,000,000	30,000,000	—
U.S. Bancorp Investments, Inc.	20,000,000	30,000,000	—
Westpac Capital Markets LLC	20,000,000	30,000,000	—
Total	$2,000,000,000	$3,000,000,000	$2,000,000,000

Morgan Stanley & Co. LLC is our wholly-owned subsidiary. Mitsubishi UFJ Financial Group, Inc., the ultimate parent of MUFG Securities Americas Inc. (one of the managers), holds an approximately 24% interest in Morgan Stanley.  This offering will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  In accordance with Rule 5121 of FINRA, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc. may not make sales in this offering to any discretionary accounts without the prior written approval of the customer.

Commonwealth Bank of Australia, Desjardins Securities Inc., Nykredit Bank A/S and Standard Chartered Bank are not U.S. registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.

Validity of the Notes

In the opinion of Davis Polk & Wardwell LLP, as special counsel to Morgan Stanley, when the notes offered by this pricing supplement have been executed and issued by Morgan Stanley, authenticated by the trustee pursuant to the Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such notes will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Debt Indenture and its authentication of the notes and the validity, binding nature and enforceability of the Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated January 11, 2017, which is Exhibit 5.1 to the Form 8-K filed by Morgan Stanley on January 11, 2017.